UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 12, 2016

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

After receiving approval from the stockholders of EnteroMedics Inc. (the “Company”) at a Special Meeting of Stockholders (the “Special Meeting”) held on December 12, 2016, as further described in Item 5.07 below, the Company filed a Certificate of Amendment to its Fifth Amended and Restated Certificate of Incorporation (the “Certificate”) with the Secretary of State of the State of Delaware on December 12, 2016 to increase the number of shares of the Company’s common stock authorized for issuance to 300 million shares.

A copy of the Certificate of Amendment to the Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 12, 2016, the Company held the Special Meeting at the offices of Dorsey & Whitney LLP in Minneapolis, Minnesota. Dan Gladney, Chairman of the Board of Directors and President and Chief Executive Officer of the Company, presided. At the Special Meeting, the Company’s stockholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A (the “Special Meeting Proxy Statement”), which was filed with the Securities and Exchange Commission and mailed to the Company’s stockholders on or about November 17, 2016:

Proposal 1:

The Company’s stockholders approved an amendment to the Certificate to increase the number of shares of common stock authorized for issuance to 300 million shares, as set forth below.

Votes For	Votes Against	Abstentions
57,656,519	23,894,053	146,410

Proposal 2:

The Company’s stockholders authorized an amendment to the Certificate to effect a reverse stock split as described in the Special Meeting Proxy Statement at the discretion of the Company’s Board of Directors, as set forth below:

Votes For	Votes Against	Abstentions
57,818,267	23,755,775	122,940

Proposal 3:

The Company’s stockholders approved the Company’s Second Amended and Restated 2003 Stock Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,404,867	14,538,145	6,411,557	31,342,413

Proposal 4:

The Company’s stockholders approved one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there were not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1, Proposal 2 or Proposal 3, as set forth below:

Votes For	Votes Against	Abstentions
57,259,770	23,752,152	685,060

Item 8.01	Other Events.

On November 12, 2016, the Company announced that, as of November 12, 2016, there were 139,870,467 shares of the Company’s common stock issued and outstanding, an increase of 26,715,966 shares since November 11, 2016, the last date for which the Company had publically announced its issued and outstanding share count. The increase in the Company’s share count is a result of the conversion or acceleration of outstanding principal and interest amounts of the Company’s outstanding 7.0% senior amortizing convertible notes (the “Notes”) by the holders of the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation regarding an increase in the authorized shares.

10.1	EnteroMedics Inc. Second Amended and Restated 2003 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer and Chief Compliance Officer

Date: December 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation regarding an increase in the authorized shares.

10.1	EnteroMedics Inc. Second Amended and Restated 2003 Stock Incentive Plan.